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                                                                      EXHIBIT 21

                LIST OF SUBSIDIARIES




            Virsan, S.A. de C.V.
            Calza Constitucion Y Calle Rio Mayo
            San Luis, R.C.
            Sonora, Mexico

            Virtue of California, Inc. (INACTIVE)
            2027 Harpers Way
            Torrance, CA 90501

            Delkay Plastics (INACTIVE)
            2027 Harpers Way
            Torrance, CA 90501